As filed with the Securities and Exchange Commission on October 1, 1998 Registration No. 333-XXXXX

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                     FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         RESEARCH FRONTIERS INCORPORATED
             (Exact name of the Company as specified in its charter)

 Delaware                                 2899                   11-2103466
(State or other jurisdiction (Primary Standard Industrial    (I.R.S.  Employer
  of incorporation or         Classification Code Number) Identification Number)
organization)

                              240 Crossways Park Drive
                            Woodbury, New York 11797-2033
                                  (516) 364-1902
 (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

                            Robert L. Saxe, President
                         Research Frontiers Incorporated
                              240 Crossways Park Drive
                          Woodbury, New York 11797-2033
                                  (516) 364-1902
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copies to:
               Joseph M. Harary, Vice President and General Counsel
                         Research Frontiers Incorporated
                              240 Crossways Park Drive
                          Woodbury, New York 11797-2033
                                  (516) 364-1902

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each                       Proposed maximum Proposed maximum  Amount of
class of securities  Amount to      offering price   aggregate         registra-
to be registered     be registered  per Warrant      offering price    tion fee

Class A Warrant  $15,000,000(1)  $15,000,000.00    $15,000,000.00     $4,425.00
Class B Warrant  131,000 shares  $ 1,080,000.00    $ 1,080,000.00     $  318.60

and Common Stock, $0.0001 par
value per share issuable upon
exercise of such Warrants

Total            $16,080,000     $16,080,000.00    $16,080,000.00     $4,743.60

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the aggregate exercise price of the Class A Warrant and Class B Warrant (the "Warrants"). The actual number of shares of Common Stock into which the Class A Warrant is exercisable will depend upon whether the Company requires the holder of the Class A Warrant to exercise all of part of such Class A Warrant and will also depend upon future market conditions. If the Company required the holder of the Class A Warrant to fully exercise such warrant, based upon current market conditions, as of September 30, 1998, the Class A Warrant being registered hereunder would be exercisable into approximately [2,248,876] shares of Common Stock. In accordance with Rule 416 under the Securities Act of 1933, Common Stock offered hereby shall also be deemed to cover an indeterminate number of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, as well as an indeterminate number of shares of Common Stock issuable upon exercise of the Class A Warrant, and is deemed to include any additional shares of Common Stock that may be issuable upon such exercise as a result of the antidilution provisions thereof or as a result of any adjustment to the exercise price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                 RESEARCH FRONTIERS INCORPORATED

              COMMON STOCK ISSUABLE UPON EXERCISE OF
             CLASS A WARRANT AND CLASS B WARRANT (THE "WARRANTS")

     This Prospectus relates to the sale from time to time by the selling stockholder (the "Selling Stockholder") of an indeterminate number of shares of common stock, $0.0001 par value per share (the "Common
Stock"), of Research Frontiers Incorporated, a Delaware corporation (the "Company") issuable upon exercise of a Class A Warrant and 131,000 shares of Common Stock warrants issuable ) issuable upon exercise of a Class B Warrant (collectively, the "Shares"). The actual number of shares of Common Stock into which the Class A Warrant is exercisable will depend upon whether the Company requires the holder of the Class A
Warrant to exercise all of part of such Class A Warrant and will also depend upon future market conditions. If the Company requires the holder of the Class A Warrant to fully exercise such warrant, based upon current market conditions, as of the date of this Prospectus, such Class A Warrant would be exercisable into approximately [x,xxx,xxx] shares of Common
Stock.

     It is anticipated that the Shares will be offered from time to time in brokerage transactions (which may include block transactions), in the over-the-counter market or negotiated transactions at prices and terms prevailing at the times of such sales, at prices related to such market prices or at negotiated prices. Such shares may be sold directly to purchasers, through broker-dealers acting as agents for the Selling Stockholder or to broker-dealers who may purchase the Selling Stockholder's Shares as principals and thereafter sell the Shares from time to time in the over-the-counter market, in negotiated transactions or otherwise, or by a combination of these methods. Broker-dealers who effect these transactions may receive compensation in the form of discounts or commissions from the Selling Stockholder or from the purchasers of the Shares for whom the broker-dealers may act as an agent or to whom they may sell as a principal, or both. See "Selling Stockholder" and "PLAN OF DISTRIBUTION".

     The Company may receive in the future the exercise price of the Warrants. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. Broker-dealers, if any, acting in connection with such sales, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") and any commission received by them and any profit on the resale of such securities might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to bear all of the expenses in connection with the registration and sale of the Shares (other than selling commissions and fees), estimated to be $50,000. The Company has also agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act.

     The Company's Common Stock trades on the Nasdaq National
Market System under the symbol "REFR". On September 30, 1998 as reported by Nasdaq, the last sales price of a share of Common Stock was $6.9375.

     THE SECURITIES OFFERED BY THIS PROSPECTUS ARE
SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  SEE
"RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS
THAT SHOULD BE CONSIDERED IN CONNECTION WITH A
PURCHASE OF THESE SECURITIES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION NOR HAS THE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.



        The date of this Prospectus is [October __, 1998.]


                      AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Suite 1400, 500 West Madison Street, Chicago, Illinois, 60661-2511 and Suite 1300, Seven World Trade Center, New York, New
York, 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission and the address of such site is http://www.sec.gov.

     The Company has filed with the Commission a Registration
Statement on Form S-3 (including all amendments thereto, the "Registration Statement"), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. The statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024 at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission's Public Reference Section at the same address upon payment of the prescribed fees.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof: (a) Annual Report on Form 10-K for the fiscal year ended
December 31, 1997; (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998; and (c) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange
Act since the end of  the fiscal year ended December 31, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     A copy of any or all of the documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in any such document) will be provided without charge to any person, including a beneficial owner, to whom a copy of this Prospectus is delivered upon written or oral request. Requests for such copies should be addressed to the Company at its principal executive offices: 240 Crossways Park Drive, Woodbury, New York 11797-2033,
Attention: General Counsel (Telephone: (516) 364-1902).

     No person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this Prospectus or in any supplement to this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by the Selling Stockholder. Neither the delivery of this Prospectus or any supplement to this Prospectus nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since their respective dates. This Prospectus and any supplement to this Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby to any person, or by anyone, in any jurisdiction in which such offer or solicitation may not lawfully be made.


                   RISK FACTORS

     An investment in the securities described herein entails a number of significant risks. Because of these risks, funds should only be invested by persons who are able to bear the risk of and withstand the loss of their entire investment. Prospective investors should also consider the following before making an investment decision.

     History of Operating Losses and Accumulated Deficit. Since inception, the Company has been primarily engaged in research and development activities. To date, the Company's revenues have been insufficient to fund operating expenses, and operating losses can be expected for the foreseeable future. There can be no assurance the Company will ever be profitable, or that if additional funding is necessary to fund the Company's operations, that additional funding will be available when needed, or if available, that its terms will be favorable or acceptable to the Company.

     Need for Additional Funds. The Company has been dependent upon the proceeds of equity financings to fund operations. The Company expects to use its cash and the proceeds from maturities of its investments to fund its research and development of SPD (suspended particle device) light valves and for other working capital purposes. The Company's working capital and capital requirements depend upon numerous factors, including the results of research and development activities, competitive and technological developments, the timing and cost of patent filings, and the development of new licensees and changes in the Company's relationships with its existing licensees. The degree of dependence of the Company's working capital requirements on each of the foregoing factors cannot be quantified; increased research and development activities and related costs would increase such requirements; the addition of new licensees may provide additional working capital or working capital requirements, and changes in relationships with existing licensees would have a favorable or negative impact depending upon the nature of such changes. Based upon existing levels of expenditures, assumed ten percent annual increases therein, existing cash reserves and budgeted revenues, the Company believes that it would not require additional funding for at least the next three years. There can be no assurance that expenditures will not exceed the anticipated amounts or that additional financing, if required, will be available when needed or, if available, that its terms will be favorable or acceptable to the Company. Eventual success of the Company and generation of positive cash flow will be dependent upon the commercialization of products using the Company's technology by the Company's licensees and payments of continuing royalties on account thereof.

     Research and Development Company; Unproven Technology.  The
Company is subject to all of the risks inherent in the development of new technologies and products. There can be no assurance that the Company's future operations will generate significant revenues or be profitable. The likelihood of the Company's success must be considered in light of the problems, expenses and delays frequently encountered in the commercialization and marketing of new technologies and the competitive environment in which the Company operates.

     All Products Being Developed Depend on Viability of the Company's Light Valve Technology. All products being developed by the Company's licensees depend on the viability of the Company's light valve technology. No commercial products have yet been produced for sale. The Company has not developed any other technology. Thus, if commercially acceptable products cannot be developed from the Company's light valve technology, the Company will not be successful.

     Absence of Manufacturing and Marketing Capability.  The
Company's light valve technology is currently licensed to eight companies and is being evaluated by others for possible exploitation in various commercial applications. In the past, some entities have evaluated the Company's technology without proceeding to enter into further negotiations or agreements with the Company. The Company intends to continue to exploit its light valve technology by licensing it to manufacturers of end products and to one or more other companies to manufacture the Company's light-controlling films. The Company anticipates that its licensee(s) would have primary responsibility for marketing and manufacturing activities. There can be, however, no assurance that any definitive future agreements or arrangements will materialize. To date, neither the Company nor any of its licensees has produced a commercial product incorporating the Company's light valve technology. The Company cannot control the activities of its licensees. There can be no assurance as to when or whether the licensees will produce any commercial product using the Company's light valve technology or, if produced, that such product will become commercially viable.

     Dependence on Key Personnel. The success of the Company is dependent on, among other things, the services of its senior management, the loss of whose services could have a material adverse effect upon the prospects of the Company.

     Competition with Proven Technologies. The Company's light valve technology will compete with other light control and display technologies which are being commercially exploited with great success, such as LEDs, plasma displays, and LCDs. Companies with liquid crystal, electrochromic and possibly other technologies are now competing or probably will compete against the Company in the field of so-called "smart windows."
In general, the companies which will compete against the Company have substantially greater financial, marketing, technical and other resources and name recognition than the Company. There can be no assurance that the Company's light valves (whose performance and long-term reliability have not yet been fully ascertained) will be able to displace other devices being used commercially or otherwise find a niche for commercial application.

     Technological Obsolescence. While the Company believes that its light valves will have certain advantages over some existing display devices, other types of so-called "smart windows" and photochromic eyeglasses, there can be no assurance that one or more of the numerous existing companies which manufacture or may manufacture such products, or any company formed after the date hereof, will not be able to develop products using alternative technologies that would render the Company's products difficult to market or technologically or otherwise obsolete.

     Uncertain Patent Protection.   Although aspects of the Company's
technology are covered by 19 United States patents, 3 pending patent applications in the United States, 32 foreign patents, and 59 foreign patent applications, a number of those patents cover earlier versions and features of the Company's light valves which the Company does not intend to exploit. Moreover, the issuance of a patent does not carry any certainty of successful application or commercial success. There can be no assurance that these patents will be upheld if the Company seeks to enforce its patent rights against an infringer or that the Company will have sufficient resources to prosecute its rights. The Company also relies, to a lesser extent, on trade secrets and confidential disclosure agreements to protect its technology. Neither the issuance of patents nor the use of trade secrets will necessarily protect the Company from other persons using technologies similar to those covered by the Company's patents or trade secrets. In addition, there can be no assurance that any particular aspect of the Company's technology will not be found to infringe the claims of other existing patents.

     No Cash Dividends. The Company has never paid any cash dividends and does not anticipate paying any cash dividends for the foreseeable future.

     Volatility of Stock Price. Since the initial public offering of the Company's securities in July 1986, the market for the Company's securities has been volatile. The trading price of the Company's securities may continue to fluctuate significantly based on, among other things, announcements by the Company and its competitors and price and volume fluctuations relating to high-technology companies generally.

     No Use of Proceeds. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. The Company will only receive the aggregate exercise price of the Warrants if such Warrants are exercised by the Selling Stockholder. Such exercise may depend upon whether the Company requires the Selling Stockholder to exercise all of part of the Class A Warrant issued to it, and will also depend upon future market conditions.

     Authorization of Additional Securities. The Company is authorized to issue 100,000,000 shares of Common Stock. As of the date of this Prospectus, there were [11,007,468] shares of Common Stock issued and outstanding. The Company's Board of Directors has the power to issue any and all unissued shares without stockholder approval. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's stockholders will occur. See "DESCRIPTION OF
SECURITIES."

                           THE COMPANY
General

     Research Frontiers Incorporated (the "Company") was incorporated in New York in 1965 and reincorporated in Delaware in 1989. Since its inception, the Company has primarily engaged in the development and licensing of suspended particle technology and devices to control the transmission of light. Such suspended particle devices, often referred to as "SPDs" or "light valves" use a suspension of microscopic particles that is either in the form of a liquid suspension or a film, which is usually enclosed between two conductively-coated glass or plastic plates, at least one of which is transparent. When an electrical voltage is applied, the microscopic particles are aligned, thereby permitting a range of transparency within which light transmission can be rapidly varied to any degree desired depending upon the voltage applied. The first light valve of this type was invented by Dr. Edwin Land of Polaroid Corporation in 1934. Since its incorporation the Company has developed its own technology embodied in patents, trade secrets and know- how. Light valves using the Company's proprietary suspensions and related technology may have wide commercial applications in devices of many types where variable light transmission is desired, such as "smart" windows, variable light transmission eyewear such as goggles and sunglasses, self-dimmable automotive sunroofs, sun visors and mirrors, and flat panel information displays for use in computers, televisions, telephones and other electronic instruments.

                            DIVIDENDS

     The Company has never paid any cash dividends and does not anticipate paying any cash dividends for the foreseeable future.

                         USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. The Company will only receive the aggregate exercise price of the Warrants if such Warrants are exercised by the Selling Stockholder. Such exercise may depend upon whether the Company requires the Selling Stockholder to exercise all of part of the Class A Warrant issued to it, and will also depend upon future market conditions. The Company expects that any net proceeds from the exercise of the Warrants will be used for research and development, working capital, acquisitions, and for general corporate purposes, in such amounts as the Company, in its discretion, deems appropriate. Pending utilization, the Company intends to invest such funds in money market funds and other interest-bearing obligations.

                       Selling Stockholder

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the date of this Prospectus, adjusted to reflect the sale of the Common Stock by the Selling Stockholder. The Selling Stockholder named in the table has sole voting and investment power with respect to all Common Stock shown as beneficially owned by it. The information given assumes that all Common Stock received upon exercise of the Warrants described herein which are held by the Selling Stockholder are sold. The Common Stock offered by the Selling Stockholder may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers. The Selling Stockholder may sell all, a part, or none of the number of shares of Common Stock offered by this Prospectus. The Selling Stockholder has not held any position, office or other material relationship with the Company (or had any such position, office or material relationship within the past three (3) years). Because the number of Shares into which the Class A Warrant are exercisable into depends upon whether the Company requires the Selling Stockholder to exercise all of part of the Class A Warrant issued to it, and will also depend upon the market price of the Company's common stock from time to time, it is not possible to calculate the number of shares of Common Stock which will be ultimately issued upon exercise of the Class A Warrant. Therefore, the aggregate exercise price of the Class A Warrant subscribed for by the Selling Stockholder is listed below in place of the number of shares beneficially owned by such Selling Stockholder prior to this offering and in place of the number of Shares offered by such Selling Stockholder. Because of this, it is not possible to calculate the percentage of the Company's outstanding
Common Stock beneficially owned by the Selling Stockholder. Under the terms of the Class A Warrant, the total number of shares of Common Stock of the Company deemed beneficially owned by the Selling Stockholder, together with all shares of the common stock of the Company deemed beneficially owned by the Selling Stockholder's "affiliates" as defined in Rule 144 of the Securities Act of 1933, as amended, may never exceed
4.9% of the total issued and outstanding shares of the Common Stock of the Company.


                                 Aggregate Warrant        Shares Beneficially
                                 Exercise Price ($) or    Owned After Offering
                                 Number of Shares Under-  by Selling Stockholder
Beneficial Owner                 lying Class B Warrant    Number             %

Ailouros Ltd. (Class A Warrant)  $15,000,000               0                 0
Ailouros Ltd. (Class B Warrant)      131,000               0                 0


                    DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 100,000,000 shares of Common Stock, $0.0001 par value per share, of which [11,007,468] shares were outstanding as of the date of this Prospectus.

     On October 1, 1998, the Company sold the Class A Warrant and the Class B Warrant pursuant to a private placement to the Selling Stockholder which is an accredited investor. The Company is obligated to register the issuance of all shares of Common Stock issuable upon exercise of the Warrants. Under the terms of their agreement with the Company, at no time will a Selling Stockholder and their affiliates own in excess of 4.9% of the total issued and outstanding shares of the Common Stock.

     The Class A Warrant, which expires on December 31, 2001, entitles the Selling Stockholder to purchase from the Company at the Exercise
Price a certain number of Shares based upon an amount set by the Company from time to time over the life of the Class A Warrant. Before the beginning of each of a series of three-month periods specified by the Company, the Company determines the amount of Common Stock that the Company wishes to issue to the Selling Stockholder during such three month period. The Company also sets the minimum or "floor" price per share at which such Common Stock is to be issued. The amount of Common Stock and the floor price can be reset by the Company in its sole discretion prior to the beginning of any such three month period.
Therefore, at the beginning of each three month period , it is within the Company's control the aggregate amount of Common Stock to be issued pursuant to the Class A Warrant (which can range from $0 to $1.5 million during such three month period), and the minimum price per Share for such issuance. The Company may also choose not to issue any shares of Common Stock pursuant to the Class A Warrant. If the Company does decide to require the Selling Stockholder to purchase the amount specified by the Company, the Selling Stockholder may then exercise the Class A
Warrant during such three month period into the number of Shares which equals the amount specified by the Company divided by the applicable
Exercise Price. On a date or dates during such three month period in which the Selling Stockholder wishes to exercise all or part of the Class A Warrant, the Selling Stockholder is required to send a Notice of Exercise to the Company. The "Exercise Price" per share shall mean the lesser of
(i) $15.00 or (ii) 92% of the average of the high and low trading prices on the Nasdaq National Market (or other exchange or market if the Shares are traded thereon) for each of the seven trading days preceding the date that a Notice of Exercise is given. The Exercise Price in effect during any three month period specified by the Company may never be lower than the floor price specified by the Company prior to the beginning of such three month period, and the Selling Stockholder's obligation to exercise the Class A Warrant during such three month period shall be suspended for so long as the Exercise Price is lower than the floor price specified by the Company. Unless otherwise agreed to by the Company and the Selling Stockholder, no more than $15 million may be raised by the Company pursuant to the exercise of the Class A Warrant. Because the number of Shares into which the Class A Warrant are exercisable into depends upon whether the Company requires the Selling Stockholder to exercise all of part of the Class A Warrant issued to it, and will also depend upon the market price of the Company's common stock from time to time, it is not possible to calculate the number of shares of Common Stock which will be ultimately issued upon exercise of the Class A Warrant.

     The Class B Warrant is initially exercisable into 65,500 Shares. If the Company has not sent the Selling Stockholder at least three Put Notices (as that term is defined in the Class A Warrant) by December 31, 2001, under certain circumstances the Class B Warrant will be exercisable into an additional 65,500 Shares. The Class B Warrant expires on September
30, 2008. The exercise price per Share of the Class B Warrant is $8.25 which represents 120% of average of the closing bid and ask price on the closing date on the date of the Class B Warrant's issuance.

      Holders of Common Stock are entitled (i) to receive ratable dividends from funds legally available for distribution when and if declared by the board of directors; (ii) to share ratably in all of the Company's assets available for distribution upon liquidation, dissolution or winding up of the Company; and (iii) to one vote for each share held of record on each matter submitted to a vote of stockholders. All outstanding shares of Common Stock are fully paid for and non-assessable. Holders of Common Stock do not have cumulative voting rights; therefore, a minority stockholder may be less able to gain representation on the Board of Directors of the Company. The Common Stock has no preemptive or similar rights.

                       PLAN OF DISTRIBUTION

     The Selling Stockholder is entitled to distribute from time to time the Common Stock issuable upon exercise of the Warrants. Based upon current market conditions, as of the date of this Prospectus, the outstanding Warrants would be exercisable for an aggregate exercise price of $16,080,000 into approximately [x,xxx,xxx] shares of Common Stock, representing approximately [x.x%] of the issued and outstanding Common
Stock of the Company after taking into account the issuance of such Common Stock upon exercise of the Warrants.

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. The Company will only receive the aggregate exercise price of the Warrants if such Warrants are exercised by the Selling Stockholder. Such exercise may depend upon whether the Company requires the Selling Stockholder to exercise all of part of the Class A Warrant issued to it, and will also depend upon future market conditions. The distribution of the Common Stock by the Selling Stockholder may be effected from time to time in one or more transactions (which may involve block transactions) on NASDAQ, on any exchange on which the Common Stock may then be listed, in the over-the-counter market, in negotiated transactions, through the writing of options on shares, or a combination of such methods of sale, at market prices prevailing prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or purchasers of Common Stock for whom they may act as agent (which compensation may be in excess of customary commissions). Participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities
Act.

     To comply with certain states' securities laws, if applicable, the Common Stock will not be offered or sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

                             EXPERTS

     The financial statements of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                          LEGAL MATTERS

     The legality of the securities offered hereby has been passed upon by Joseph M. Harary, Esq., the Company's Vice President and General
Counsel.  Mr. Harary holds Common Stock and options to purchase
Common Stock granted pursuant to the Company's 1992 Stock Option
Plan and 1998 Stock Option Plan aggregating 294,324 shares.

     No dealer, salesperson or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company This Prospectus does not constitute an offer by the Company to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof. The information set forth herein and in all publicly disseminated information about the Company, includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by that section. Readers are cautioned not to place undue reliance on these forward-looking statements as they speak only as of the date hereof and are not guaranteed.

                             PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

          Item 13. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

     As described in Item 15, the Certificate of Incorporation of the Company provide for the indemnification of certain persons. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the Certificate of Incorporation or By-Laws of the Company, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 14.  Other Expenses of Issuance and Distribution.

     Estimated expenses relating to the distribution of the Common Stock registered herein are set forth below. Such expenses will be paid by the Company.

     Registration Fee under the Securities Act of 1933 $   4,743.60
     Nasdaq Listing Fee  . . . . . . . . . . . . . . . $  17,500.00
     Accounting fees and expenses  . . . . . . . . .   $   2,000.00
     Legal and due diligence fees and expenses . . . . $  25,000.00
     Miscellaneous expenses. . . . . . . . . . . . .   $     756.40
          Total. . . . . . . . . . . . . . . . . .     $  50,000.00

All of the amounts set forth above, except for the filing fees for the Securities and Exchange Commission, are estimated and subject to future contingencies.

Item 15.  Indemnification of Directors and Officers.

     Article EIGHTH of the Company's Certificate of Incorporation provides for the indemnification of the Company's officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "GCL").

     Section 145 of the GCL provides as follows:

     145 Indemnification of Officers, Directors, Employees and Agents;
Insurance

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article NINTH of the Company's Certificate of Incorporation provides for the elimination of any personal liability for monetary damages of directors to the Corporation or its stockholders for breach of fiduciary duty, for negligence or for taking or omitting to take any action to the fullest extent permitted by Section 102(b) (7) of the GCL.

     Section 102(b) (7) of the GCL provides as follows:

     (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this subsection to a director shall also be deemed to refer to a member of the governing body of a corporation which is not authorized to issue capital stock.

Item 16.  Exhibits.

     4.1 Subscription Agreement between the Company and the Selling Stockholder dated as of October 1, 1998. (Filed herewith)

     4.2 Class A Warrant between the Company and the Selling Stockholder dated as of October 1, 1998. (Filed herewith)

     4.3 Class B Warrant between the Company and the Selling Stockholder dated as of October 1, 1998. (Filed herewith)

     5.1 Opinion re legality of the Common Stock and issuance thereof. (To be filed by amendment)

23.1 Consent of KPMG Peat Marwick LLP (To be filed by amendment).

23.2 Consent of Joseph M. Harary (included in Exhibit 5.1)

24. Power of Attorney. Included as part of signature page to this Registration Statement on Form S-3.

Item 17.  Undertakings.

       The undersigned registrant undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York, on October 1, 1998.

                                   RESEARCH FRONTIERS INCORPORATED
                                   (Registrant)


                                   By:/s/ Robert L. Saxe
                                          Robert L. Saxe, President,
                                          Treasurer, Principal Executive,
                                          Financial and Accounting Officer.

                        POWER OF ATTORNEY

     We the undersigned directors of Research Frontiers Incorporated hereby severally constitute and appoint Robert L. Saxe and Joseph M.
Harary, each individually as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                    Title                         Date

/s/ Robert L. Saxe            Chairman of the Board,President    October 1,1998
    Robert L. Saxe            Treasurer and Director (Principal
                              Executive, Financial and Accounting Officer)


/s/ Robert M. Budin           Director                           October 1, 1998
    Robert M. Budin


/s/ Bernard D. Gold           Director                           October 1, 1998
    Bernard D. Gold


/s/ Joseph M. Harary          Director                           October 1, 1998
    Joseph M. Harary

                        INDEX TO EXHIBITS
Exhibit                                                          Sequentially
Number         Exhibit                                           Numbered Page

4.1 Subscription Agreement between the Company and the Selling Stockholder dated as of October 1, 1998. (Filed herewith)

4.2 Class A Warrant between the Company and the Selling Stockholder dated as of October 1, 1998. (Filed herewith)

4.3 Class B Warrant between the Company and the Selling Stockholder dated as of October 1, 1998. (Filed herewith)

5.1 Opinion re legality of the Common Stock and issuance thereof. (To be filed by amendment)

23.1 Consent of KPMG Peat Marwick LLP (To be filed by amendment).

23.2 Consent of Joseph M. Harary (included in Exhibit 5.1)

24. Power of Attorney. Included as part of signature page to this Registration Statement on Form S-3.

                                                      EXHIBIT 4.1

                 RESEARCH FRONTIERS INCORPORATED
                      SUBSCRIPTION AGREEMENT

                                                  October 1, 1998

Research Frontiers Incorporated
240 Crossways Park Drive
Woodbury, New York 11797-2033
Attention:  Robert L. Saxe, President

Gentlemen:

     This Subscription Agreement is made by and between Research Frontiers Incorporated, a Delaware corporation (the "Company"), and the undersigned (the "Subscriber"), in connection with the offering (the "Offering") of certain warrants to purchase shares of common stock of the Company, $.0001 par value per share (the "Shares") pursuant to Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

A.   Subscription

     1. Subscriber hereby irrevocably subscribes to purchase the Class A 1998 Warrants and the Class B 1998 Warrants (collectively, the
"Warrants") in the form attached hereto as Exhibits B and C respectively for a price equal to $10,000 (the "Subscription Price").

     2.  As part of the subscription, Subscriber herewith tenders:

               (a) two copies of this Agreement duly completed and executed by Subscriber.

               (b) payment of the Subscription Price made by wire transfer of immediately available funds in U.S. Dollars to the account of Research Frontiers Incorporated at Chase Manhattan Bank,
          1064 Old Country Road, Plainview, New York 11803,
          Account No.: 904-709361, ABA Wire Code No.: 021 000
          021.

     3. Subscriber understands and agrees that the subscription contained herein shall not be deemed binding upon the Company until it is accepted by the Company and that the subscription may be rejected by the Company in its sole discretion for any reason. Subscriber further acknowledges and agrees that, subject to applicable law, this subscription is irrevocable.

     4. If this subscription is not accepted by the Company, all Subscription Funds and the documents herewith delivered to the Company by Subscriber will be returned promptly to Subscriber. In such event, all proceeds theretofore received by the Company from the Subscriber will be refunded in full, without interest or deduction.

     5. If this subscription is accepted by the Company, then the Company shall promptly countersign both copies of this Agreement and return one fully executed copy to Subscriber. All Subscription Funds of Subscriber shall be applied to the purchase of the Warrants which Warrants shall then be delivered to the Subscriber. All Subscription Funds of Subscriber shall be used for research and development, working capital, acquisitions, and for general corporate purposes in such amounts as the Company, in its discretion, deems appropriate. The Company may also, in its discretion, apply such Subscription Funds towards the development of products using the Company's technology through an investment by the Company in one or more joint ventures with third parties set up for such purposes, or may directly apply Subscription Funds to product development.

B.   Investor Representations

     6. In order to induce the Company to accept the subscription hereby made, and recognizing that the Company will be relying thereon in determining whether to accept such subscription, Subscriber hereby represents and warrants to the Company as of the date of this subscription as follows:

               (a) Subscriber understands that the Warrants are a highly speculative investment and that Subscriber's financial situation is such that (i) Subscriber can afford to hold the Warrants for an indefinite period of time and to sustain a complete loss of its investment, and (ii) Subscriber has adequate means of providing for Subscriber's current needs and possible contingencies and has no need for liquidity in this investment in the Company.

               (b) Subscriber has received and carefully read the Company's 1997 Annual Report; the Company's Proxy Statement dated
          April 30, 1998; the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1997; and the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 1998 and June 30, 1998
          (collectively, the "Reports"). The Company has also made available to Subscriber all other documents and information that Subscriber has requested relating to an investment in the Company.

               (c) By virtue of Subscriber's knowledge and experience in financial and business matters, Subscriber is capable of evaluating the merits and risks of an investment in the Warrants. Subscriber has taken full cognizance of and understands all the risk factors related to the purchase of the Warrants, including, but not limited to, those set forth in the Company's reports and registration statements filed with the Securities and Exchange Commission or attached hereto as Exhibit A.

               (d) Subscriber understands that the Warrants are being offered and sold to Subscriber in reliance on specific provisions of federal and state securities laws of the United States of America and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the applicability of such provisions. Accordingly, Subscriber agrees to notify the Company of any events which would cause the representation and warranties of Subscriber to be untrue or breached at any time after the execution of this Agreement by Subscriber. Subscriber understands that certificates representing the Warrants, and until the effectiveness of the Registration Statement, Shares issuable pursuant to the exercise of the Warrants, shall be stamped or otherwise imprinted with a legend substantially in the following form
          (in addition to any legend required under any applicable state securities laws):

                              THE SECURITIES REPRESENTED BY THIS
               CERTIFICATE HAVE NOT BEEN REGISTERED
               PURSUANT TO THE SECURITIES ACT OF 1933,
               AS AMENDED, AND MAY NOT BE SOLD,
               TRANSFERRED, HYPOTHECATED OR
               OTHERWISE DISPOSED OF UNLESS THERE IS A
               REGISTRATION STATEMENT THEN IN EFFECT
               COVERING SUCH SECURITIES OR AN
               EFFECTIVE EXEMPTION FROM SUCH
               REGISTRATION OR AN OPINION OF COUNSEL
               SATISFACTORY TO THE COMPANY THAT
               UNDER THE CIRCUMSTANCES REGISTRATION
               IS NOT NECESSARY.

              (e) Subscriber is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

              (f) Subscriber, and any person acting in concert with Subscriber, currently has no existing short position, and during the last
          20 trading days had no short position, with respect to the common stock of the Company and agrees not to enter into any short sales or other hedging transactions with respect to any securities of the Company at any time after the execution of this Agreement by Subscriber and so long as any Warrants are held by or for the benefit of Subscriber or its affiliates or persons acting in concert with Subscriber or its affiliates or any Warrants are outstanding.

               (g) In evaluating the suitability of an investment in the Company, Subscriber has not relied upon any representations or other information (whether oral or written) from the Company, and its officers, directors, agents, employees or representatives, other than as set forth in the Reports. With respect to tax and other economic considerations of this investment, Subscriber is not relying for advice on the Company, or any officers, directors, employees or agents thereof.

               (h) Subscriber understands that Subscriber's subscription hereunder is not transferable or assignable, either before or after acceptance thereof by the Company, and that Warrants will only be issued in the name of Subscriber and may not be assigned without the consent of the Company.

               (i) The Warrants will be acquired for Subscriber's own account, for investment purposes only, and not with a view to distribution, assignment or resale to others.

               (j) Subscriber understands that no federal or state agency has made any finding or determination as to the fairness of this offering or any recommendation or endorsement relating to the Warrants.

               (k) The address heretofore provided to the Company by the Subscriber is the true and correct residence of the Subscriber, and Subscriber has no present intention of becoming a resident of any other state or jurisdiction. (If a corporation, trust or partnership, the Subscriber has its principal place of business at the address set forth below and was not organized for the specific purpose of acquiring the Warrants).

               (l) Subscriber acknowledges that any delivery of offering materials relating to the Warrants prior to the determination by the Company of Subscriber's suitability as an investor shall not constitute an offer of Warrants until such determination of suitability shall be made.

               (m) This Agreement has been duly authorized, validly executed, and delivered on behalf of Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

               (n) Subscriber has not taken any action that would cause the Company to be subject to any claim for commission or other fee or remuneration by any broker, finder, or other person and Subscriber hereby indemnifies the Company, and its officers, directors, shareholders and representatives, and each of their affiliates against any such claim caused by the actions of Subscriber or any of its employees or agents.

               (o) Subscriber will not make any offers or sales of the Shares other than pursuant to a registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Subscriber will comply with applicable prospectus delivery requirements under the Exchange Act, and with all applicable securities laws upon resale of the Shares.

               (p) Subscriber will not, directly or through any affiliate or person acting in concert with Subscriber, (i) create the lowest reported sales price on the NASDAQ National Market, (or other exchange or market if the Shares are traded thereon) for the common stock of the Company on any trading day or
          (ii) offer to sell shares of such common stock at a price lower than the then prevailing bid price for the common stock on such market.

               (q) Subscriber hereby agrees to indemnify and hold harmless the Company, its directors, officers, agents, representatives, and each of their affiliates against any and all loss, liability, claim, damage and expense (including reasonable fees of attorneys and experts) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), in reliance upon and in conformity with information furnished to the Company by Subscriber.

C.  Company Representations and Warranties

     7. The Company hereby represents and warrants to the Subscriber that:

               (a) The Company is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and to carry out and perform its obligations under this Agreement.

               (b) When issued and paid for on the date of closing, the Warrants will be validly issued, fully paid and non-assessable.

               (c) When and if executed by the Company, this Agreement will have been duly authorized, validly executed, and delivered on behalf of the Company and will be a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

               (d) If this subscription is accepted by the Company, the Company will issue the Warrants in the name of Subscriber. Nothing in this section shall affect in any way Subscriber's obligations and agreement to comply with all applicable securities laws upon resale of the Warrants.

               (e) The Company will file and use its best efforts to cause to become effective, as promptly as possible, a registration statement ("Registration Statement") on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the resale of the Shares and shall take all action reasonably necessary to qualify the Shares under all applicable state "blue sky" laws.

               (f) As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of common stock for the purpose of enabling the Company to satisfy any obligation to issue Shares upon exercise of the Warrants.

               (g) The Company shall reimburse Subscriber for all reasonable costs and expenses relating to ongoing and periodic due diligence regarding the Company in connection with its investment in the Warrants, but not to exceed $25,000 in the aggregate. Upon request of the Company, the Subscriber will supply the Company with reasonable documentation supporting such expenses.

D. Miscellaneous

     8. This Agreement constitutes the entire understanding of the parties with regard to the subject matter, supersedes all written and oral agreements with respect to the same and may not be waived, modified, changed, discharged, terminated, revoked or canceled except by a writing signed by the party against which enforcement thereof is sought.

     9. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such parties' breach of any representation, warranty, or covenant contained in this Agreement.

     10. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York affecting contracts made in and to be performed in such State without giving effect to principles governing choice of laws, irrespective of the domicile of any party or the place of execution of this Agreement by any party or the location for performance of any of the terms hereof, and the parties hereto shall be subject to the exclusive jurisdiction of the state and federal courts located in Nassau County, New York, United States of America. Facsimile signatures to this Agreement or on any notice given hereunder or under the Warrants shall be binding on all parties hereto.

     11. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. The Subscriber hereby certifies that Subscriber has read and understands this Subscription Agreement, that the representations and warranties made by the Subscriber in this Subscription Agreement are accurate on the date hereof, that Subscriber recognizes that the Company is relying on such representations and warranties and covenants and that they shall remain in effect through the closing of the sale of the Warrants to Subscriber hereunder unless Subscriber notifies the Company otherwise.

     13. Either party may rescind this Agreement by providing notice to the other if the Registration Statement has not been declared effective by December 31, 1998.

     14. All notices required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement or the Warrants shall be in writing and shall be deemed given when delivered personally or by facsimile, or by overnight or two day courier addressed to the parties at the last known address of the party or such other address as a party may request by notifying the other in writing.

     15. The representations, warranties, covenants, indemnities, and agreements of the parties contained herein shall survive any termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement this 1st day of October, 1998.

AILOUROS LTD., an Antigua and Barbuda corporation

By:____________________________________________
     Managing Director

Accepted and Agreed To:

RESEARCH FRONTIERS INCORPORATED

By:____________________________________________
     Robert L. Saxe, President

By:____________________________________________
     Joseph M. Harary, Vice President and General Counsel

     Date of Acceptance: October 1, 1998

                            EXHIBIT A
                           RISK FACTORS

     Purchase of the Warrants involves a high degree of risk. In addition to the other information set forth in the Public Documents, prospective investors should carefully consider the following risk factors before making a decision to purchase the Warrants:

History of Operating Losses and Accumulated Deficit

     Since inception, the Company has been primarily engaged in research and development activities. To date, the Company's revenues have been insufficient to fund operating expenses, and operating losses can be expected for the foreseeable future. There can be no assurance the Company will ever be profitable, or that if additional funding is necessary to fund the Company's operations, that additional funding will be available when needed, or if available, that its terms will be favorable or acceptable to the Company.

Research and Development Company; Unproven Technology

     The Company is subject to all of the risks inherent in the development of new technologies and products. There can be no assurance that the Company's future operations will generate significant revenues or be profitable. The likelihood of the Company's success must be considered in light of the problems, expenses and delays frequently encountered in the commercialization and marketing of new technologies and the competitive environment in which the Company operates.

All Products Being Developed Depend on Viability of the
Company's Light Valve Technology

     All products being developed by the Company's licensees depend on the viability of the Company's light valve technology. No commercial products have been produced for sale. The Company has not developed any other technology. Thus, if commercially acceptable products cannot be developed from the Company's light valve technology, the Company will not be successful.

Absence of Manufacturing and Marketing Capability

     The Company's light valve technology is currently licensed to eight companies and is being evaluated by others for possible exploitation in various commercial applications. In the past, some entities have evaluated the Company's technology without proceeding to enter into further negotiations or agreements with the Company. The Company intends to continue to exploit its light valve technology by licensing it to manufacturers of end products and to one or more other companies to manufacture the Company's light-controlling fluid suspensions and films. The Company anticipates that its licensee(s) would have primary responsibility for marketing and manufacturing activities. There can be, however, no assurance that any definitive future agreements or arrangements will materialize. To date, neither the Company nor any of its licensees has produced a commercial product incorporating the Company's light valve technology. The Company cannot control the activities of its licensees. There can be no assurance as to when or whether the licensees will produce any commercial product using the Company's light valve technology or, if produced, that such product will become commercially viable.

Dependence on Key Personnel

  The success of the Company is dependent on, among other things, the services of its senior management, the loss of whose services could have a material adverse effect upon the prospects of the Company.

Competition with Proven Technologies

     The Company's light valve technology will compete with other light control and display technologies which are being commercially exploited with great success, such as LEDs and LCDs. Companies with liquid crystal, electrochromic and possibly other technologies are now competing or probably will compete against the Company in the field of so-called "smart windows." In general, the companies which will compete against the Company have substantially greater financial, marketing, technical and other resources and name recognition than the Company. There can be no assurance that the Company's light valves (whose performance and long-term reliability have not yet been fully ascertained) will be able to displace other devices being used commercially or otherwise find a niche for commercial application.

Technological Obsolescence

     While the Company believes that its light valves will have certain advantages over some existing display devices, other types of so-called "smart windows" and photochromic eyeglasses, there can be no assurance that one or more of the numerous existing companies which manufacture or may manufacture such products, or any company formed after the date hereof, will not be able to develop products using alternative technologies that would render the Company's products difficult to market or technologically or otherwise obsolete.

Uncertain Patent Protection

     Although aspects of the Company's technology are covered by 19
United States patents, 3 pending patent applications in the United States, 32 foreign patents, and 59 foreign patent applications, a number of those patents cover earlier versions and features of the Company's light valves which the Company does not intend to exploit. Moreover, the issuance of a patent does not carry any certainty of successful application or commercial success. There can be no assurance that these patents will be upheld if the Company seeks to enforce its patent rights against an infringer or that the Company will have sufficient resources to prosecute its rights. The Company also relies, to a lesser extent, on trade secrets and confidential disclosure agreements to protect its technology. Neither the issuance of patents nor the use of trade secrets will necessarily protect the Company from other persons using technologies similar to those covered by the Company's patents or trade secrets. In addition, there can be no assurance that any particular aspect of the Company's technology will not be found to infringe the claims of other existing patents.

No Cash Dividends

     The Company has never paid any cash dividends and does not anticipate paying any cash dividends for the foreseeable future.

 Volatility of Stock Price

     Since the initial public offering of the Company's securities in July 1986, the market for the Company's securities has been volatile. The trading price of the Company's securities may continue to fluctuate significantly based on, among other things, announcements by the Company and its competitors and price and volume fluctuations relating to high-technology companies generally.

Dilution

     There will be immediate and substantial dilution to the purchasers of the Warrants offered hereby because the net tangible book value per share of the Common Stock after completion of the offering could be substantially less than the Exercise Price of the Warrants.

                                                     EXHIBIT 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT
OF 1933, AS AMENDED, AND MAY NOT BE SOLD,
TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF
UNLESS THERE IS A REGISTRATION STATEMENT THEN IN
EFFECT COVERING SUCH SECURITIES OR AN EFFECTIVE
EXEMPTION FROM SUCH REGISTRATION OR AN OPINION OF
COUNSEL SATISFACTORY TO THE COMPANY THAT UNDER THE
CIRCUMSTANCES REGISTRATION IS NOT NECESSARY.

                RESEARCH FRONTIERS INCORPORATED
                        CLASS A WARRANT

     THIS CERTIFIES that, for value received, AILOUROS LTD.
hereinafter called "Warrantholder"), is entitled and required to purchase at the Exercise Price from Research Frontiers Incorporated, a Delaware corporation (hereinafter called the "Company"), the number of shares of common stock, par value $.0001 per share (hereinafter called the "Shares") of the Company calculated in accordance with Section 1.1 below, at any time on or before 4:30 p.m. New York time on December 31, 2001 (the "Expiration Date"), all in accordance with the terms hereof.

     1.  Exercise of Warrants.

     1.1 During any Quarter and prior to 4:30 p.m. New York time on the Expiration Date, the Warrantholder shall during such Quarter exercise the Outstanding Amount of this Warrant by delivering to the Company a Notice of Exercise duly executed and completed by Warrantholder, at the office of the Company, 240 Crossways Park Drive, Woodbury, New York 11797-2033, Attention: Joseph M. Harary, together with payment in full in lawful money of the United States, of the portion of the Outstanding Amount of the Warrant being exercised by such Notice of Exercise. Such payment shall be made by wire transfer of immediately available funds to the account of Research Frontiers Incorporated at Chemical Bank, 1064
Old Country Road, Plainview, New York 11803, Account No.:
904-709361, ABA Wire Code No.: 021 000 021, or to such other account or place, as the Company may specify. Upon exercise, the Warrantholder shall receive the number of Shares equal to the Outstanding Amount being exercised divided by the applicable Exercise Price. Upon receipt of the aforesaid payment, the Company shall issue instructions to its transfer agent to issue such Shares to the Warrantholder within three business days of the Company's receipt of such payment. Provided that the entire Outstanding Amount during any Quarter has been exercised, and subject to the other restrictions contained in this Warrant or in the Subscription Agreement dated October 1, 1998 between the Company and the Warrantholder, the timing and number of Notices of Exercise delivered by the Warrantholder to the Company shall be at the discretion of the Warrantholder. The Company may treat any Notice of Exercise received by it by facsimile after 4:30 p.m. New York time to be received on the next business day.

     1.2   The following definitions shall apply:

     1.2.1 The "Exercise Price" shall mean the lesser of (i) $15.00 or (ii) 92% of the average of the high and low trading prices on the Nasdaq
National Market (or other exchange or market if the Shares are traded thereon) for each of the seven trading days preceding the date that a Notice of Exercise is given. The Exercise Price in effect during a Quarter specified in a Put Notice may never be lower than the Floor Price specified by the Company in such Put Notice, and the Warrantholder's obligation to exercise this Warrant shall be suspended for so long as the Exercise Price is lower than the Floor Price. Nothing contained in the preceding sentence shall prevent the Warrantholder from voluntarily electing to exercise this Warrant at a price per Share equal to or greater than the Exercise Price, provided that such price is at least as high as the Floor Price.

     1.2.2 "Notice of Exercise" shall mean a notice or notices delivered by the Warrantholder to the Company indicating (A) the portion of the Outstanding Amount of this Warrant being exercised, (B) the Warrantholder's Deposit/Withdrawal At Custodian (DWAC) instructions for delivery of the Shares, and (C) specifying the Warrantholder's calculation of (1) number of Shares to be issued to such Warrantholder, (2) the Exercise Price in effect for such Notice of Exercise, and (3) the remaining balance of the Outstanding Amount. Notwithstanding anything to the contrary contained herein, unless otherwise agreed to by the Company in writing, each Notice of Exercise shall be deemed to contain a representation by Warrantholder that, after giving effect to the Shares to be issued pursuant to such Notice of Exercise, the total number of shares of common stock of the Company deemed beneficially owned by the Warrantholder, together with all shares of the common stock of the Company deemed beneficially owned by the Warrantholder's "affiliates" as defined in Rule 144 of the Act, will not exceed 4.9% of the total issued and outstanding shares of the common stock of the Company.

     1.2.3 The "Outstanding Amount" of this Warrant shall be the amount specified in any Put Notice given by the Company from time to time, reduced by the amount of this Warrant exercised by the Warrantholder during the Quarter specified in such Put Notice to which the Put Notice relates. Unless waived by the Company and the Warrantholder, the Outstanding Amount in any Quarter shall automatically be reduced to equal the lesser of: (1) an amount equal to (A) 7% of the daily dollar trading volume in the Company's common stock for the three month period ending on the day prior to the beginning of the Quarter specified in the Put Notice multiplied by (B) the number of trading days in the Quarter specified in the Put Notice, or (2) an amount equal to (A) 7% of the daily dollar trading volume in the Company's common stock for the three month period ending on the day prior to the beginning of the three month period specified in
Section 1.2.3(1)(A) above, multiplied by (B) the number of trading days in the Quarter specified in the Put Notice. Unless waived by the Company in writing, on the last day of any Quarter and on the Expiration Date, the Warrantholder shall be deemed to have given a Notice of Exercise for any Outstanding Amount remaining on such date.

     1.2.4 "Put Notice" shall mean the notice given to the Warrantholder or its specified agent by the Company and signed by an executive officer of the Company setting forth: (A) the amount chosen by the Company (which may be any amount from $0.00 to $1.5 million) to be the Outstanding
Amount of this Warrant to be exercised by the Warrantholder during the Quarter, (B) the exact dates of the Quarter which shall be specified by the Company, (C) the Floor Price specified by the Company. The Company shall give the Warrantholder a Put Notice at least 30 days prior to the beginning of any Quarter specified in such Put Notice. The Company may amend any terms specified in such Put Notice (except that the Outstanding Amount may not be increased by the Company without the Warrantholder's consent) by delivery of an amendment to such Put Notice to the Warrantholder at any time prior to the beginning of such Quarter. Unless mutually agreed to in writing, the Company may not specify an Outstanding Amount which, when exercised in full, would result in the Warrantholder having exercised more than $15 million. As of the date of this Warrant, the Outstanding Amount shall be $0.00. If no Put Notice is given by the Company, the Outstanding Amount after the expiration of the Quarter specified in any prior Put Notice shall be $0.00.

     1.2.5 "Quarter" shall mean any three-month period specified in a Put
Notice.

     1.3 Certificates representing Shares issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
     NOT BEEN REGISTERED PURSUANT TO THE SECURITIES
     ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD,
     TRANSFERRED, HYPOTHECATED OR OTHERWISE
     DISPOSED OF UNLESS THERE IS A REGISTRATION
     STATEMENT THEN IN EFFECT COVERING SUCH SHARES OR
     AN EFFECTIVE EXEMPTION FROM SUCH REGISTRATION OR
     AN OPINION OF COUNSEL SATISFACTORY TO THE
     COMPANY THAT UNDER THE CIRCUMSTANCES
     REGISTRATION IS NOT NECESSARY.

Provided, however, that if the issuance of the Shares pursuant to the exercise of this Warrant are subject to an effective registration statement pursuant to Section 5 of the Securities Act of 1933, as amended, certificates representing the Shares shall not bear any restrictive legend.

     2.   Reclassification, Fractional Shares; Change in Management.

     2.1 The Floor Price specified in any Put Notice, and the daily trading price of the common stock of the Company for any trading day used to calculate the Exercise Price, shall be adjusted proportionally to reflect any stock splits, stock dividends, reclassifications, combinations and similar transactions involving the common stock.

     2.2 No fractional shares of common stock shall be issued upon the exercise of any Warrants evidenced hereby, but in lieu thereof the number of shares of common stock that are issuable upon any exercise shall be rounded up or down to the nearest whole share.

     2.3 Either party may terminate this Warrant prior to the Expiration Date if there has been a change in management of the other party by providing such party with written notice of such election to terminate.

     3.  Prior Notice as to Certain Events.

     The Company shall mail to Warrantholder not less than ten (10) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Capital Stock entitled to subscription rights, or
(b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Capital Stock entitled to notice of and to vote at the meeting of stockholders at which any consolidation, merger, dissolution, liquidation, winding up or sale of the Company shall be considered and acted upon.

     4.  Reservation and Issuance of Shares.

     4.1 The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will be duly authorized, legally issued and when paid for in accordance with the terms hereof, fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof to the Warrantholder.

     4.2 The Company will reserve at all times such number of Shares as may be issuable pursuant to the exercise of Warrants evidenced by this Warrant Certificate.

     5.  Investment Representation.

     By accepting delivery of this Warrant Certificate and by exercising any Warrants evidenced hereby, the Warrantholder represents that the Warrantholder is acquiring the Warrants and the Shares issuable upon the exercise of the Warrants for investment and not for resale or distribution.

     6.  Miscellaneous.

     6.1 The Warrantholder shall not be entitled to any rights whatsoever as a stockholder of the Company by virtue of its ownership of this Warrant Certificate.

     6.2 This Warrant Certificate is being executed and delivered in the State of New York, and this Warrant Certificate shall be interpreted under, and the Warrantholder and the Company subject to, the laws and jurisdiction of the state and federal courts of the State of New York, United States of America. The parties hereby consent to such jurisdiction.

     6.3 Subject to the provisions of Section 1 hereof, this Warrant Certificate may be exercised at any time after the date hereof and prior to its expiration as of 4:30 p.m. New York time on the Expiration Date, and shall be void and of no effect after 4:30 p.m. New York time on the Expiration
Date.

     6.4 By accepting delivery of this Warrant Certificate, the Warrantholder acknowledges that the Warrants granted hereunder shall be in full satisfaction of all obligations to issue Class A Warrants to the Warrantholder pursuant to the Subscription Agreement dated October 1, 1998 between the Company and the Warrantholder.

     IN WITNESS WHEREOF, the Company and the Warrantholder have executed this Warrant Certificate this 1st day of October, 1998 by each of their duly authorized officers.

RESEARCH FRONTIERS INCORPORATED

By:______________________________________
   Robert L. Saxe, President

AILOUROS LTD.

By:____________________________________________
     Managing Director

                                                       EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF
1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED,
HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE
IS A REGISTRATION STATEMENT THEN IN EFFECT COVERING
SUCH SECURITIES OR AN EFFECTIVE EXEMPTION FROM SUCH
REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY
TO THE COMPANY THAT UNDER THE CIRCUMSTANCES
REGISTRATION IS NOT NECESSARY.

                 RESEARCH FRONTIERS INCORPORATED
                         CLASS B WARRANT


     THIS CERTIFIES that, for value received, AILOUROS LTD.
hereinafter called "Warrantholder"), is entitled to purchase from Research Frontiers Incorporated, a Delaware corporation (hereinafter called the "Company"), 131,000 shares of common stock, par value $.0001 per share (hereinafter called the "Shares") of the Company at a warrant exercise price of $8.25 per share (such price per share and the number of shares of common stock so purchasable being subject to adjustment and vesting as provided below) at any time on or before 4:30 p.m. New York time on September 30, 2008 (the "Expiration Date"), all in accordance with the terms hereof.

     1.  Exercise of Warrants and Holding of Underlying Stock.

     1.1 To the extent vested pursuant to Section 1.2 hereof, and provided that the Warrantholder has fully complied with its obligations and is not in default under any term of the Subscription Agreement dated October 1, 1998 between the Warrantholder and the Company or under the Class A
Warrant issued pursuant thereto, the Warrants evidenced by this Warrant Certificate may be exercised prior to 4:30 p.m. New York time on the Expiration Date in whole at any time or in part from time to time during such period by the surrender of this Warrant Certificate, along with a Notice of Exercise in the form attached hereto duly executed and completed by Warrantholder, at the office of the Company, 240 Crossways Park Drive, Woodbury, New York 11797-2033 together with payment in full in lawful money of the United States, of the Warrant exercise price payable at the time of such exercise in respect of the Warrants being exercised. Such payment shall be made by wire transfer of immediately available funds to the account of Research Frontiers Incorporated at Chemical Bank, 1064 Old Country Road, Plainview, New York 11803, Account No.: 904-709361,
ABA Wire Code No.: 021 000 021, or to such other account or place, as the Company may specify. If less than all of the Warrants represented by this Warrant Certificate are being exercised, the Company will, upon such exercise, deliver to Warrantholder a new certificate (dated the date hereof) evidencing the Warrants not so exercised.

     1.2 Notwithstanding anything herein to the contrary, Warrants to purchase 65,500 Shares shall be immediately vested. The remaining warrants shall vest, if at all, as follows:

     (A) If by December 31, 1999, the Warrantholder has not received at least one Put Notice (as such term is defined in the Class A Warrant between the Company and the Warrantholder) from the Company and has not exercised this Warrant in whole or in part as of such date, Warrants to purchase an additional 21,834 Shares shall become vested.

     (B) If by December 31, 2000, the Warrantholder has not received a total of at least two Put Notices from the Company and has not exercised this Warrant in whole or in part as of such date, Warrants to purchase an additional 21,834 Shares shall become vested.

     (C) If by December 31, 2001, the Warrantholder has not received a total of at least three Put Notices from the Company and has not exercised this Warrant in whole or in part as of such date, Warrants to purchase an additional 21,832 Shares shall become vested.

     1.3 Certificates representing Shares issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
     NOT BEEN REGISTERED PURSUANT TO THE SECURITIES
     ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD,
     TRANSFERRED, HYPOTHECATED OR OTHERWISE
     DISPOSED OF UNLESS THERE IS A REGISTRATION
     STATEMENT THEN IN EFFECT COVERING SUCH SHARES OR
     AN EFFECTIVE EXEMPTION FROM SUCH REGISTRATION OR
     AN OPINION OF COUNSEL SATISFACTORY TO THE
     COMPANY THAT UNDER THE CIRCUMSTANCES
     REGISTRATION IS NOT NECESSARY.

Provided, however, that if the issuance of the Shares pursuant to the exercise of this Warrant are subject to an effective registration statement pursuant to Section 5 of the Securities Act of 1933, as amended, certificates representing the Shares shall not bear any restrictive legend.

     2.   Reclassification, Consolidation or Merger.

     2.1 In the event that the outstanding Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of Shares and the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Board of Directors of the Company in the number of Shares and price per Share subject to this Warrant Certificate. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the Warrantholder shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of the vested Warrants evidenced by this Warrant Certificate the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Shares so exercised.

     2.2 Any adjustment under this Paragraph 2 in the number of Shares subject to this Warrant Certificate shall apply proportionately to only the unexercised portion hereunder and shall not have any retroactive effect with respect to Warrants theretofore exercised. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

     2.3 No adjustment of the exercise price shall be made if the amount of such adjustment shall be less than $.01 per Share, but in such case any adjustment that would otherwise be required then to be made, shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to no less than $.01 per share.

     2.4 No fractional shares of common stock shall be issued upon the exercise of any Warrants evidenced hereby, but in lieu thereof the number of shares of common stock that are issuable upon any exercise shall be rounded up or down to the nearest whole share.

     2.5 When any adjustment is required to be made in the exercise price or number of Shares subject to this Warrant Certificate, initial or adjusted, the Company shall within sixty (60) days after the date when the circumstances giving rise to the adjustment occurred mail to the Warrantholder a statement describing in reasonable detail any method used in calculating such adjustment.

     3.  Prior Notice as to Certain Events.

     The Company shall mail to Warrantholder not less than ten (10) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Capital Stock entitled to subscription rights, or
(b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Capital Stock entitled to notice of and to vote at the meeting of stockholders at which any consolidation, merger, dissolution, liquidation, winding up or sale of the Company shall be considered and acted upon.

     4.  Reservation and Issuance of Shares.

     4.1 The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will be duly authorized, legally issued and when paid for in accordance with the terms hereof, fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof to the Warrantholder.

     4.2 The Company will reserve at all times such number of Shares as may be issuable pursuant to the exercise of Warrants evidenced by this Warrant Certificate.

     5.  Investment Representation.

     By accepting delivery of this Warrant Certificate and by exercising any Warrants evidenced hereby, the Warrantholder represents that the Warrantholder is acquiring the Warrants and the Shares issuable upon the exercise of the Warrants for investment and not for resale or distribution.

     6.  Miscellaneous.

     6.1 The Warrantholder shall not be entitled to any rights whatsoever as a stockholder of the Company by virtue of its ownership of this Warrant Certificate.

     6.2 This Warrant Certificate is being executed and delivered in the State of New York, and this Warrant Certificate shall be interpreted under, and the Warrantholder and the Company subject to, the laws and jurisdiction of the state and federal courts of the State of New York, United States of America. The parties hereby consent to such jurisdiction.

     6.3 Subject to the provisions of Section 1.2 hereof, this Warrant Certificate may be exercised at any time after the date hereof and prior to its expiration as of 4:30 p.m. New York time on the Expiration Date, and shall be void and of no effect after 4:30 p.m. New York time on the Expiration
Date.

     6.4 By accepting delivery of this Warrant Certificate, the Warrantholder acknowledges that the Warrants granted hereunder shall be in full satisfaction of all obligations to issue Class B Warrants to the Warrantholder pursuant to the Subscription Agreement dated October 1, 1998 between the Company and the Warrantholder.

     IN WITNESS WHEREOF, the Company and the Warrantholder have executed this Warrant Certificate this 1st day of October, 1998 by each of their duly authorized officers.

RESEARCH FRONTIERS INCORPORATED

By:______________________________________
   Robert L. Saxe, President

AILOUROS LTD.

By:____________________________________________
     Managing Director

                   [Form of Notice of Exercise]

     The undersigned hereby irrevocably elects to exercise the warrants we currently hold to purchase ____________ shares of common stock, $0.0001 par value per share, of Research Frontiers Incorporated (the "Company") at an exercise price of $__________per share. Attached to this notice is the original Warrant certificate evidencing the aforementioned warrants. We have delivered to the Company US$_______________ representing the aggregate exercise price for the warrants exercised hereunder. A certificate representing the shares issuable upon exercise should be issued in the undersigned's name.

     The undersigned hereby represents and warrants to the Company that the representations and warranties and acknowledgments made by the undersigned in the Subscription Agreement dated October 1, 1998 between the undersigned and the Company are still true and correct as if made on the date of this Notice of Exercise, and that the undersigned has carefully read any reports or statements filed with the Securities and Exchange
Commission regarding the Company after October 1, 1998, and that the Company has also made available to the undersigned all other documents and information that the undersigned has requested relating to an investment in the Company.


Dated: ________ __, _____               AILOUROS LTD.


By:__________________________________
                                   Name:
                                   Title: